EXHIBIT 4.4

AMENDED AND RESTATED

AECOM TECHNOLOGY CORPORATION

STOCK INCENTIVE PLAN

Amended and Restated

AECOM Technology Corporation

2000 STOCK INCENTIVE PLAN
(As Amended and Restated Effective October 1, 2006)

I.                                         DEFINITIONS.

1.1                               Definitions.

“Act” shall mean the Securities Exchange Act of 1934.

“Award” shall mean an option, which may be designated as a Nonqualified or Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or a Performance Share Award, in each case granted under this Plan.

“Award Agreement” shall mean a written agreement setting forth the terms of an Award.

“Award Date” shall mean the date upon which the Grantor took the action granting an Award or such later date as is prescribed by the Grantor.

“Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

“Beneficiary” shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of the Participant’s death.

“Board of Directors” shall mean the Board of Directors of the Corporation; to the extent required by applicable law, a majority of the members of the Board of Directors shall be Disinterested when taking action with respect to this Plan.

“Cause” shall mean for reasons related to the commission by a Participant of any material act of dishonesty, the disclosure by a Participant of any confidential information or the commission by a Participant of any act of gross carelessness or willful misconduct in the course of employment.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Board of Directors or any Committee appointed by the Board of Directors to administer this Plan, and any successor committee of the Board of Directors with similar functions and shall consist of two or more members (or such greater number as may be required under applicable law) each of whom shall, to the extent required by applicable law, be Disinterested.

“Common Stock” shall mean the Common Stock of the Corporation ($.O1 par value), subject to adjustment pursuant to Section 7.2.

“Company” shall mean, collectively, the Corporation and its Subsidiaries.

“Corporation” shall mean AECOM Technology Corporation and its successors.

“Disinterested” shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Act.

“Eligible Employee” shall mean an officer or key employee of the Company, as designated by the Committee.

“Event” shall mean any of the following:

(i)  Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

(ii)  Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation (excluding from the term “former stockholders” a stockholder who is, or as a result of the transaction in question becomes, an “affiliate”, as that term is used in the Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

(iii)  Approval by the stockholders of the Corporation of the sale of substantially all of the

Corporation’s business and/or assets to a person or entity which is not a Subsidiary.

“Fair Market Value” on any date means the most recent price per share at which shares of Common Stock was sold to the AECOM Technology Corporation Retirement & Savings Plan (RSP) or the most recent per share valuation of the Common Stock under the AECOM RSP.

“Grantor” shall mean the Committee in its capacity as grantor of Awards.

“Incentive Stock Option” shall mean an incentive stock option within the meaning of Section 422A of the Code, the award of which contains such provisions as are necessary to comply with that section.

“Nonqualified Stock Option” shall mean an option granted pursuant to this Plan which is designated as a Nonqualified Stock Option.

“Option” shall mean an option to purchase Common Stock under this Plan.  An option shall be designated by the Grantor as a Nonqualified Stock Option or an Incentive Stock Option.

“Participant” shall mean an Eligible Employee who has been granted an Award.

“Performance Share Award” shall mean an award of the right to receive shares of Common Stock or cash as described in Section 6.8, issuance or payment of which is contingent upon attainment of performance objectives specified by the Grantor.

“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

“Plan” means this AECOM Technology Corporation 2000 Stock Incentive Plan, as the same may be amended and restated from time to time.

“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are not free of the restrictions set forth in the related Award Agreement.

“Restricted Stock Award” shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

“Retirement” shall mean retirement of an individual as an employee of the Company at any time described in Section 10.1 of the Ashland Technology Corp. Investment Plan or in any successor section or plan, in each case, as from time to time in effect.

“Stock Appreciation Right” shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 4.3(a).

“Subsidiary” shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“Total Disability” shall mean physical and/or mental incapacity of such a nature that it qualifies a Participant for the receipt of benefits under a long term disability welfare plan maintained by the Company.

II.                                     THE PLAN

2.1                               Purpose.

The purpose of this Plan is to promote the success of the Company by providing an additional means to attract and retain key personnel through added long-term incentive for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.

2.2                               Administration.

This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of all of its members.  In the event action by the Committee is taken by written consent of all of its members, the action by the Committee shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature.  The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend the rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan.  The determinations of the Committee on the foregoing matters shall be conclusive.

Any action taken by, or inaction of, the Corporation, any subsidiary, the Board of Directors or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  No member of the Board of Directors or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.  Subject only to compliance with the express provisions hereof, the Board of Directors and the Committee may act in their absolute discretion in matters related to this Plan.

2.3                               Participation.

Awards may be granted only to Eligible Employees.  An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Grantor shall so determine.  Members of the Board of Directors who are not officers, employees, or special consultants of the Company shall not be eligible to receive Awards.  Members of the Committee who are not officers or employees of the Company shall not be eligible to receive Awards.

2.4                               Stock Subject to this Plan.

Subject to Section 7.2, the stock to be offered under this Plan shall be treasury shares or shares of the Corporation’s authorized but unissued Common Stock.  The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 4,000,000 shares, subject to adjustment as set forth in Section 7.2.  If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased, unvested or untransferred shares subject thereto shall again be available for purposes of this Plan.  If a Stock Appreciation Right or similar right is exercised or a Performance Share Award based on the increased market value of a specified number of shares of Common Stock is paid in shares, only the number of shares actually issued shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award.  In addition, if the Company withholds shares of Common Stock otherwise payable under this Plan for tax withholding purposes as outlined in Section 7.7, only the actual shares issued pursuant to the Award and not the shares withheld for withholding taxes shall be charged against the maximum amount of Common Stock that may be delivered pursuant to the Awards under this Plan and, if applicable, such Award.

2.5                               Grants of Awards.

Either the Board of Directors or, if different, the Committee may grant Awards in accordance with the provisions of this Plan.  The grant of an Award is made on the Award Date.

III.                                 OPTIONS.

3.1                               Grants.

One or more Options may be granted to any Eligible Employee.  Each Option so granted shall be designated by the Grantor as either a Nonqualified Stock Option or Incentive Stock Option, subject to Section 3.5.

3.2                               Option Price.

The purchase price per share of the Common Stock covered by each Option shall be determined by the Grantor but shall not be less than the Fair Market Value of such Common Stock on the Award Date.  The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash, or, provided that the Grantor permits such exercise, by net “cashless” exercise through the Company’s retention of that number of Option shares that would have been issued upon the exercise of such Option that have a Fair Market Value, on the date of exercise of the Option, equal to the aggregate Option price, or partly in such shares and partly in cash, or in such other form or such other manner as the Committee may determine.

3.3                               Option Period.

Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Grantor,

but not later than ten years and one day after the Award Date, and shall be subject to earlier termination as hereinafter provided.

3.4                               Exercise of Options.

Except as otherwise provided in Section 7.4 and subject to Section 7.5, an Option may become exercisable, in whole or in part, subsequent to the date or dates specified in the Award Agreement and until the expiration or earlier termination of the Participant’s Option.  The Grantor may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased.  No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

3.5                               Limitations on Grant of Incentive Stock Options.

(a)                                  To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options may first be exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, any parent corporation and any Subsidiaries, such Options shall be treated as Nonqualified Stock Options.  For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of Common Stock subject to Options shall be determined as of the date the Options are awarded.  In reducing Options to meet the $100,000 limit, the most recently granted Options shall be reduced first.  To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Corporation may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(b)                                 There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an “incentive stock option” as that term is defined in Section 422A of the Code.

(c)                                  No Incentive Stock Option may be granted to any person, who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the common stock subject to the Incentive stock Option and such Incentive stock

Option by its terms is not exercisable after the expiration of five years from the date such Incentive Stock option is granted.

IV.                                STOCK APPRECIATION RIGHTS.

4.1                               Grants.

In its discretion, the Grantor may grant Stock Appreciation Rights concurrently with the grant of Options.   A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option.  If a Stock Appreciation Right extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.  A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 4.3.  Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422A of the Code and the regulations promulgated thereunder.

4.2                               Exercise of Stock Appreciation Rights.

(a)                                  A Stock Appreciation Right shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

(b)                                 Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon a Stock Appreciation Right and the related Option and upon their exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission pursuant to the Act.

(c)                                  In the event that a Stock Appreciation Right is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of

Common Stock that may be issued or transferred pursuant to Awards under this Plan.  The number of shares subject to the Stock Appreciation Right and related Option shall be reduced by such number of shares.

4.3                               Payment.

(a)                                  Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(i)                                     the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(ii)                                  the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(b)                                 The Committee or the Board of Directors shall settle the amount determined under paragraph (a) above solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right) except that cash shall be paid in lieu of fractional shares.  Such settlement shall be as soon as practicable after exercise.

V.                                    RESTRICTED STOCK AWARDS.

5.1                               Grants.

Subject to section 2.4, the Grantor may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee.  Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than one year after the Award Date.  Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall be held by the Corporation until the restrictions on such shares shall have lapsed and those shares shall have thereby vested.  Pending the lapse of such restrictions, the Participants shall, upon issuance of the Restricted Stock Award, execute a stock power authorizing the Corporation to take any necessary actions consistent with the Plan prior to vesting.

5.2                               Restrictions.

(a)                                  Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

(b)                                 Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

(c)                                  In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

VI.                                PERFORMANCE SHARE AWARDS.

6.1                               Grants.

The Grantor may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Grantor shall determine.  A Performance Share Award shall specify the number of shares of Common Stock or notional units representing shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which settlement to the Participant shall be based, which settlement shall not be earlier than one year after the Award Date.

The Committee or the Board of Directors, in its sole discretion, may settle the Performance Share Award solely in shares of Common Stock, solely in cash, or partly in such shares and partly in cash provided that the Committee or the Board of Directors shall have determined that such payment is consistent with applicable law.  If settled in cash solely or in part, the shares or notional units represented by the Performance Share Award shall be valued at Fair Market Value on the date of settlement or on other such date as specified in the Performance Share Award.

VII.                            OTHER PROVISIONS.

7.1                               Rights of Eligible Employees, Participants and Beneficiaries.

(a)                                  Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b)                                 Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation or to terminate the employment of such Eligible Employee or Participant, with or without Cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

(c)                                  Amounts payable pursuant to an Award shall be paid only to the Participant or, in the event of the Participant’s death, to the Participant’s Beneficiary or, in the event of the Participant’s Total Disability, to the Participant’s Personal Representative or, if there is none, to the Participant.  Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee, Participant or Beneficiary.  The Committee shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

(d)                                 No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder.  There shall be no funding of any benefits which may become payable hereunder.  Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.  To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.  Awards payable under this Plan shall be paid from the general assets of the Corporation, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such Awards.  Nothing in this Plan shall be deemed to give any Eligible Employee or Participant any right to participate in this Plan except in accordance herewith.

7.2                               Adjustments upon Changes in Capitalization.

If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards.  A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards shall also be made.  Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised, vested or issued with a corresponding adjustment in the price for each share.  Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related.

Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving Corporation, this Plan shall terminate, and any outstanding options, Stock Appreciation Rights and Performance Share Awards shall terminate and any Restricted Stock shall be forfeited, unless provision be made in connection with such transaction for the assumption of Awards theretofore granted, or the substitution for such Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices.

In so adjusting Common Stock to reflect such changes, or in determining that no such adjustment is necessary, the Board of Directors may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Board of Directors shall be conclusive.  No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

7.3                               Termination of Employment.

(a)                                  Upon the date a Participant is no longer employed by the Company for any reason other than Retirement, death, Total Disability or termination by the Company without Cause, (i) any outstanding Options on that date shall terminate; (ii) shares of Common Stock subject to the Participant’s Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (iii) shares of Common Stock subject to the Participant’s Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

(b)                                 Upon the date a Participant is no longer employed by the Company as a result of Retirement, death, Total Disability or termination by the Company without Cause, (i)(a) in the case of Retirement prior to age 62 or termination by the Company without cause, the Participant shall have three months from that date to exercise the Participant’s Options to the extent they shall have become exercisable by that date and any Options not exercisable on that date shall terminate; (b) in the case of Retirement at or after age 62, or death or Total Disability (if the Participant dies or becomes disabled while in the employ of the Company or during the period referred to in subpart (i)(a) of this Section 7(b)), the Participant or his or her Beneficiary, or Personal Representative, as the case may be, shall have one year from that date to exercise the Participant’s Options to the extent that they shall have become exercisable by that date;  (ii) shares of Common Stock subject to the Participant’s Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (iii) shares of Common Stock subject to the Participant’s Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.  In the event of termination of employment as a result of Retirement, death or Total Disability, the Grantor may, in its discretion, increase the portion of the Participant’s Award available to the Participant, or his or her Beneficiary or Personal Representative, as the case may be, upon such terms as the Grantor shall determine.

(c)                                  Each stock Appreciation Right shall have the same termination provisions and exercisability periods as the Option to which it relates.  The exercisability period of a Stock Appreciation Right or of an Option shall not exceed that provided in Section 3.3 or in the related Award Agreement.  Each Option and Stock Appreciation Right shall expire at the end of that exercisability period.

(d)                                 If an entity ceases to be a Subsidiary, other than by merger with the Corporation or a parent of the Corporation, such action shall be deemed for purposes of this Section 7.3 to be a termination of employment without Cause of each employee of that entity.

(e)                                  Upon forfeiture of a Restricted Stock Award pursuant to this Section 7.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement.  Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment.  The Participant’s original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

7.4                               Acceleration of Awards.

Upon the Retirement after age 62 or the death or Total Disability of a Participant, or upon the occurrence of an Event, (i) each Option and such related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance share Award shall be issued to the Participant; provided, however, that Awards shall not, in any event, be so accelerated to a date less than one year after the Award Date.  Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Act and Section 422A of the Code.

7.5                               Continuation of Employment.

No Option or Stock Appreciation Right shall be exercisable, no Restricted Stock shall vest and no Performance Share Award shall be paid unless the Participant has remained in the continuous employment of the Company for at least one year from the Award Date.

7.6                               Government Regulations.

This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with.  In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

7.7                               Tax Withholding.

The Company shall have the right at its option to:  (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to a distribution to the Participant; or (2) reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market Value, to satisfy the minimum applicable withholding obligation.  There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld.

Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Act.

7.8                               Amendment, Termination and Suspension.

The Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part thereof).  In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 7.4.  The Grantor, with the consent of the Participant, may make such modifications of the terms and conditions of such Participant’s Award as it shall deem advisable.  No Awards may be granted during any suspension of this Plan or after its termination.  The amendment, suspension or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any Awards granted under this Plan prior to such amendment, suspension or termination, including any right to acceleration under Section 7.4.  The Grantor shall have the power and may, with the consent of the Participant, cancel any existing Awards and reissue Awards to the Participant, having a new and lower Fair Market Value, but otherwise bearing substantially similar terms to the cancelled Awards.

7.9                               Privileges of Stock Ownership; Nondistributive Intent.

A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common stock not actually issued to him.  Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act of 1933, as amended, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of such Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof.  No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of any exchanges upon which any Common Stock of the Corporation may be listed).

7.10                        Effective Date of this Plan.

This Plan shall be effective February 25, 2000.

7.11                        Term of this Plan.

Unless previously terminated by the Board of Directors or the Committee, this plan shall terminate at the close of business on the tenth anniversary of the effective date of this Plan, determined in accordance with Section 7.10, and no Awards shall be granted under the Plan thereafter, but such termination shall not affect any Award theretofore granted.

7.12                        Governing Law.

This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

IN WITNESS WHEREOF, the Corporation has caused this amended and restated Plan to be executed this          day of                   , 2006.

AECOM TECHNOLOGY CORPORATION

By:
ATTEST:

Corporate Secretary